Exhibit 6.23

THIS WARRANT HAS BEEN, AND THE SHARES OF STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED BY THE HOLDER HEREOF SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. WITHOUT LIMITATION TO THE OTHER RESTRICTIONS ON TRANSFER OF THIS WARRANT SET FORTH HEREIN, NEITHER THIS WARRANT NOR SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

Dated: February 7, 2019

MONOGRAM ORTHOPAEDICS INC.

WARRANT TO PURCHASE CAPITAL STOCK

MONOGRAM ORTHOPAEDICS INC., a Delaware corporation (the “Company”), for value received, hereby grants to ZB Capital Partners LLC, a California limited liability company or its registered assigns (the “Holder”) this Warrant (this “Warrant”) to purchase from the Company, up to $1,000,000.00 of Warrant Stock (as defined below) at the per-share Exercise Price (as defined below). This Warrant may be exercised at any time, in whole or in part on or before the Expiration Date (as defined in Section 7 below).

1.           Certain Definitions.

(a)          “Warrant Stock” means shares of the Company’s preferred stock sold in the Financing.

(b)          “Financing” means any equity financing for the account of the Company involving the issuance and sale of shares of preferred stock resulting in aggregate gross proceeds to the Company of at least $5,000,000, excluding any amounts deemed to be received by the Company from the conversion of any convertible notes issued by the Company.

(c)          “Affiliate” means a Person directly or indirectly controlled by, controlling or under common control with such Person.

(d)          “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

(e)          “Exercise Price” means the per-share price for Warrant Stock sold to investors in the Financing (exclusive of any discounts at which any convertible notes are converted into Warrant Stock in the Financing), but reduced by any fee charged by a third party facilitating the Financing, For example, using numbers for illustration purposes only, the Financing share price was $10 per share, but a fee of 10% was due to a third party based on funds raised, then the Exercise Price would be $9 ($10 less the 10% fee). Notwithstanding the forgoing, if there are multiple “Financing” events, the Exercise Price shall be based on the lowest Warrant Stock share price offered in any Financing.

2.           Exercise.

(a)          This Warrant may be exercised by the Holder, in whole or in part, at any time prior to the Expiration Date by the Holder, by the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant and the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of shares of Warrant Stock being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b)          In lieu of exercising this Warrant pursuant to Section 2(a), if the fair market value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Warrant Stocks computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of shares of Warrant Stock to be issued to the Holder

Y	=	The number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one share of Warrant Stock (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one share of Warrant Stock shall be determined by the Board of Directors of the Company acting in good faith.

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(c)          The rights under this Warrant shall be deemed to have been exercised and the Warrant Stock issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Stock as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares of Warrant Stock issuable upon such exercise. If the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of shares of Warrant Stock that remain subject to this Warrant.

(d)          The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 7 by so indicating in the Notice of Exercise.

3.           Transfers. Neither this Warrant nor any Warrant Stock issuable upon exercise hereof may be sold, assigned, transferred, pledged, conveyed or otherwise encumbered (each a “Transfer”), whole or part (other than a transfer to an Affiliate of Holder), without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion. The Company may condition consent to any such Transfer upon receipt of a written acknowledgement of the transferee to be bound by the terms and conditions of this Warrant. Without limiting the foregoing, the Holder acknowledges that this Warrant, the Warrant Stock and the common stock of the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that the Holder shall not be permitted to Transfer this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant and such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company in its sole discretion, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

4.           No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of ail such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5.           Representations and Warranties of the Holder. This Warrant is issued to the Holder in reliance upon the following representations and warranties made by the Holder to the Company:

(a)          Acquired Entirely for Own Account. This Warrant is, and the Warrant Stock to be issued upon exercise of this Warrant will be, acquired by the Holder for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to Transfer or grant participations to such person or to any third person, with respect to lids Warrant or the Warrant Stock. The Holder has not been formed for the specific purpose of acquiring the Securities.

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(b)          Restricted Securities. The Holder understands that this Warrant and the Warrant Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Warrant Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Warrant Stock for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrant Stock, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(c)          No Public Market. The Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Warrant Stock.

(d)          Accredited Investor. The Holder is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

6.           Lock-up Agreement. If requested by the Company or any underwriter in connection with an Initial Public Offering (as defined below), the Holder will agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any securities specifically in the registration for the Initial Public Offering) without the prior written consent of the Company or such underwriter, as the case may be, for such period of time as may be requested by the Company or such underwriter, such period not to exceed (x) 180 days plus (y) such extension or extensions as may be required by the underwriter in order to publish research reports while complying with the rules of the Financial Industry Regulatory Authority. The Holder agrees to execute such written agreements reflecting the foregoing as may be reasonably requested by the underwriters at the time of Initial Public Offering. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Holder. Notwithstanding the forgoing, in no event shall such a lock-up be any more restrictive than required of any other holder of 2% or more of the equity of the Company.

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7.           Termination. This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (i) the fifth anniversary of the date of this Warrant; (ii) a Deemed Liquidation Event (as defined below); (iii) the closing of a firm commitment underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act (an “Initial Public Offering”), or (iv) if Barclay should for any reason not make the promised investment described in the Letter of Understanding dated February 7, 2019, then the parties agree that Warrant shall be void, having no further force of effect. As used herein, a “Deemed Liquidation Event” means (a) if such term is used and defined in the Company’s Certificate of Incorporation as then in effect, the meaning given to such term and (b) if not, any of: (A) the acquisition of a majority of the voting capital stock of the Company (or its successor by way of merger) by a third party or group of third parties, by means of any transaction or series of related transactions, including any stock acquisition, reorganization, merger or consolidation (but excluding any sale of stock principally for bona fide capital raising purposes, or a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions continue to hold at least a majority of the voting power of the surviving or resulting entity in substantially the same proportions); (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions (except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation); or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

8.           Notices of Certain Transactions. In case of (i) a Deemed Liquidation Event; (ii) an Initial Public Offering; or (iii) any capital reorganization or reclassification of the Company’s capital stock, then, and in each such case, the Company will provide written notice to the Holder specifying, as the case may be, the effective date on which such Deemed Liquidation Event, Public Offering, reorganization or reclassification is to take place, and the time, if any is to be fixed, as of which the holders of record of common stock of the Company are to be determined. Such notice shall be given by the Company at least (x) 10 business days prior to the record date or effective date for the event specified in such notice, or (y) if the record date or effective date is less than 10 business days from the date on which the Company reasonably determines that the event will in fact occur, such lesser number of days.

9.           Reservation of Stock. The Company will at all times reserve and keep available sufficient number of shares of Warrant Stock for issuance and delivery upon the exercise of this Warrant.

10.         Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.         No Rights as Stockholder. Until the exercise of this Warrant and delivery of the Warrant Stock in respect thereof, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.         No Fractional Shares. No fractional shares of stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Board.

13.         Amendment or Waiver. No term of this Warrant may be amended or waived except pursuant to an instrument in writing signed by the Company and the Holder.

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14.         Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.

15.         Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

16.         Survival of Representations. The warranties, representations and covenants of the Holder contained in this Warrant shall survive the execution and delivery of this Warrant.

17.         Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. The terms and conditions of this Warrant shall be binding upon any purported successor, assignee or transferee of the Holder, this Warrant or any Warrant Stock, notwithstanding that such purported succession, assignment or Transfer was not valid and is not recognized by the Company. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

18.         Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

19.         Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

21.         Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.

22.         Adjustments. In the event the Company shall effect a combination or subdivision in the number of its outstanding shares of capital stock by reason of a stock dividend, stock split, reverse stock split or similar stock transaction, or a reclassification of its outstanding shares of capital stock, then, and in any such event, the number and/or class of shares of Warrant Stock issuable hereunder and/or the Exercise Price shall be proportionately and/or equitably changed to reflect such combination, subdivision or reclassification.

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23.         Entire Agreement. This Warrant, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

[SIGNATURE PAGE FOLLOWS]

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The Company and the Holder have executed this Warrant to as of the date first written above.

MONOGRAM ORTHOPAEDICS INC.

By:	/s/ Benjamin Sexson
Name:	Benjamin Sexson
Title:	CEO

Agreed to and Accepted:

Holder: ZB Capital Partners LLC, a California limited

/s/ Steven Zimmerman
By: Steven Zimmerman, it Manager

Holder’s Address for Notice:

Steven Zimmerman
ZB Capital Partners LLC
1000 4th Street, Suite 795
San Rafael, CA 94901

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EXHIBIT A

EXERCISE NOTICE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Monogram Orthopaedics Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, _______________ full shares of Warrant Stock issuable upon exercise of the Warrant. Payment for the Warrant Stock is hereby made:

____ by delivery of $________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

____ cashless exercise pursuant to Section 2(b) of the Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address, and social security or federal employer identification number (if applicable)

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Stocks that the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address, and social security or federal employer identification number (if applicable)

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated:	_____________, ____

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